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                                                                      EXHIBIT 32

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

    In connection with the Quarterly Report of Lynch Corporation (the "Company") on Form 10-Q for the period ending March 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, John C. Ferrara, Chief Executive Officer of the Company, and I, Eugene Hynes, Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

        (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

        (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

                                           /s/ JOHN C. FERRARA
                                           -------------------------------------
                                           John C. Ferrara

                                           Chief Executive Officer

May 16, 2005


                                           /s/ EUGENE HYNES
                                           -------------------------------------
                                           Eugene Hynes
                                           Principal Financial Officer

May 16, 2005

    A signed original of this written statement required by Section 906 has been provided to Lynch Corporation and will be retained by Lynch Corporation and furnished to the Securities and Exchange Commission or its staff upon request.